    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 4, 1998
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                        EMMIS COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

         INDIANA                                        35-1542018
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                     Identification No.)

                           950 NORTH MERIDIAN STREET
                                   SUITE 1200
                          INDIANAPOLIS, INDIANA 46204
                                 (317) 266-0100
               (Address, including zip code and telephone number,
              including area code, of principal executive offices)

                               HOWARD L. SCHROTT
                        EXECUTIVE VICE PRESIDENT, CHIEF
                        FINANCIAL OFFICER AND TREASURER
                        EMMIS COMMUNICATIONS CORPORATION
                     950 NORTH MERIDIAN STREET, SUITE 1200
                          INDIANAPOLIS, INDIANA 46204
                                 (317) 266-0100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                      ------------------------------------

                                    COPY TO:
                              ALAN W. BECKER, ESQ.
                             BOSE MCKINNEY & EVANS
                   135 NORTH PENNSYLVANIA STREET, SUITE 2700
                          INDIANAPOLIS, INDIANA 46204
                                 (317) 684-5000
                      ------------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED            PROPOSED
                                             AMOUNT              MAXIMUM             MAXIMUM            AMOUNT OF
         TITLE OF SECURITIES                  TO BE          OFFERING PRICE         AGGREGATE         REGISTRATION
           TO BE REGISTERED               REGISTERED(1)       PER SHARE(2)       OFFERING PRICE            FEE
----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.01
  per share...........................      1,080,000           $33.59375          $36,281,250         $10,086.19
----------------------------------------------------------------------------------------------------------------------
Total.................................      1,080,000                              $36,281,250         $10,086.19
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) Any additional shares to be issued as a result of stock dividends, stock splits or similar transactions prior to the termination of this Registration Statement shall be covered by this registration Statement as provided in Rule 416.

(2) Determined pursuant to Rule 457(c) and (h) using average of reported high and low prices on November 27, 1998
                      ------------------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (SUBJECT TO COMPLETION)
ISSUED DECEMBER 4, 1998

                                1,080,000 SHARES

                                  [EMMIS LOGO]

                        EMMIS COMMUNICATIONS CORPORATION
                              CLASS A COMMON STOCK

                           -------------------------

     The selling shareholders identified in this prospectus may offer and sell up to 1,080,000 shares of our Class A Common Stock which they currently hold as pledgees to secure payment of the principal and interest due on our $25 million promissory note to them for a portion of the purchase price of four television stations. The note is due in July 1999, and we intend to pay the note in cash on or before that date. However, we are registering these shares at this time as required under the terms of the purchase agreement so that the selling shareholders can freely resell the shares in the event that we fail to pay the note and they take title to the shares. The registration of these shares does not necessarily mean that any selling shareholder will take title to any of the pledged shares because we have failed to pay our note or that any of the shares will be offered or sold by any selling shareholders. We will receive no proceeds of any sales of these shares, but we will incur expenses in connection with the offering.

     Our Class A Common Stock is traded on the NASDAQ National Market System under the symbol EMMS.

     Our outstanding capital stock consists of Class A Common Stock and Class B Common Stock. Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is generally entitled to 10 votes. However, the Class A Common Stock has the right to elect two of our directors. All of the Class B Common Stock is owned by Jeffrey H. Smulyan, our Chairman. In order to comply with federal laws regulating ownership of broadcast companies, our articles of incorporation limit the ownership of Class A Common Stock by non-U.S. citizens.

                           -------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR INFORMATION THAT YOU SHOULD CONSIDER BEFORE PURCHASING CLASS A COMMON STOCK.

                           -------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

           The date of this Prospectus is                     , 1998.

     IF IT IS AGAINST THE LAW IN ANY STATE TO MAKE AN OFFER TO SELL THE CLASS A COMMON STOCK (OR TO SOLICIT AN OFFER FROM SOMEONE TO BUY THE CLASS A COMMON STOCK), THEN THIS PROSPECTUS DOES NOT APPLY TO ANY PERSON IN THAT STATE AND NO OFFER OR SOLICITATION IS MADE BY THIS PROSPECTUS TO ANY SUCH PERSON.

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. NEITHER WE NOR ANY OF THE SELLING SHAREHOLDERS HAVE AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THESE DOCUMENTS.
                            ------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
Additional Information Available............................      3
Risk Factors................................................      4
The Company.................................................      8
Use of Proceeds.............................................      8
Restrictions on Ownership of Shares.........................      8
Selling Shareholders........................................      9
Plan of Distribution........................................     10
Legal Opinions..............................................     11
Experts.....................................................     11

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the information incorporated by reference in it, as well as any prospectus supplement that accompanies it, include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position, business and financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue." Although we believe that our expectations in such forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Actual results could be materially different from and worse than our expectations. Important factors that could cause actual results to be materially different from our expectations are disclosed in this prospectus, including under "Risk Factors."

                        ADDITIONAL INFORMATION AVAILABLE

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the following SEC public reference rooms:

450 Fifth Street, N.W.        7 World Trade Center          500 West Madison Street
Room 1024                     Suite 1300                    Suite 1400
Washington, D.C. 20549        New York, New York 10048      Chicago, Illinois 60661

Our SEC filings are also available to the public from the SEC's Web Site at http://www.sec.gov.

     This prospectus is part of a registration statement we filed with the SEC. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all the selling shareholders sell all of the pledged shares or the offering is otherwise terminated.

     1. The Company's Annual Report on Form 10-K (file no. 0-23264) for the fiscal year ended February 28, 1998.

     2. The Company's Quarterly Reports on Form 10-Q (file no. 0-23264) for the fiscal quarters ended May 31, 1998 and August 31, 1998.

     3. The Company's Current Reports on Form 8-K (file no. 0-23264) filed May 7, 1998, June 22, 1998, July 31, 1998, and December 2, 1998, and an
        amendment on Form 8-K/A (file no. 0-23264) filed September 29, 1998.

     4. The description of the Class A Common Stock contained in the Company's registration statement on Form 8-A (file no. 0-23264) as amended.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

          Investor Relations
          Emmis Communications Corporation
          One Emmis Plaza, 7th Floor
          40 Monument Circle
          Indianapolis, Indiana 46204

          Telephone: (317) 266-0100

                                  RISK FACTORS

     An investment in Class A Common Stock involves a significant degree of risk. Before you decide to invest, you should consider carefully all of the information in this prospectus and, in particular, the following factors. All references to "we" or the "Company" in this prospectus mean Emmis Communications Corporation and our subsidiaries, except where it is clear we mean only the parent company.

NEW LINE OF BUSINESS

     Until recently, we had concentrated our business operations in radio broadcasting and magazine publishing and had not operated television stations. Although we have hired a manager with substantial television experience to manage our television stations, we have no established operating history in the television industry, and we must make the operations of these television stations a part of the operations of the Company. In addition, because television stations need to purchase syndicated programming and develop original programming substantially in advance of the date it is first broadcast, the audience ratings and broadcast cash flow of our television station will probably not improve for some time. If we lose key employees at our television stations or cannot obtain or develop certain types of programming at an acceptable cost, or at all, any improvements in audience ratings or broadcast cash flow could take even longer or not be as large. We cannot be sure that our management can successfully integrate our newly-acquired television stations into our business. If we experience any delays or unexpected costs in that process, it could have an adverse effect on our business, operating results or financial condition.

RELIANCE ON PROGRAMMING

     Among our most significant operating costs for our television stations is syndicated programming. If the cost of syndicated programming increases in the future, it may cause us to have lower net income. It is difficult to predict accurately how a program will perform because television stations often must purchase program rights two or three years in advance. In some instances, we may need to replace programs early and write off a portion of their costs, which will increase our operating expenses.

NETWORK AFFILIATION AGREEMENTS

     Five of our television stations are affiliated with Fox and one is affiliated with CBS. Each of these networks generally provides these stations with prime time programming for a set number of hours per week. In return, the stations broadcast network-inserted commercials during the programs and receive cash from the network. Although network affiliates generally have higher ratings than unaffiliated independent stations in the same market, we cannot be sure that each network's programming will be successful in the future or that successful programs will continue. Our network affiliation agreements can be terminated by the networks in certain circumstances. We believe that we enjoy a good relationship with both Fox and CBS. However, we cannot be sure that the affiliation agreements will remain in place or that the networks will continue to provide programs or compensation to their affiliates on the same basis as they currently do. If the network affiliation agreement of one of our television stations is terminated or not renewed, it could materially decrease that station's broadcast cash flow.

LIMITATIONS ON ACQUISITION STRATEGY

     We intend to pursue growth through the acquisition of radio station groups, individual radio stations and television stations as our management believes appropriate. In order for us to be successful with this strategy, we must be effective at quickly evaluating markets, obtaining loans to buy stations on satisfactory terms and obtaining the necessary governmental authorizations. We must also do these tasks at reasonable costs. We compete with many other buyers for radio and television stations. Many of those competitors have much more money and other resources than we do. We cannot predict whether we will be successful in buying stations or whether we will be successful with any station we buy. Also, our strategy is to buy underperforming broadcast properties and use our experience to improve their performance. Thus, we will likely benefit over time from any station we buy, rather than immediately, and we may need to pay large initial costs for these improvements.

COMPETITIVE NATURE OF BROADCASTING

     The broadcasting industry is very competitive. The success of each of our stations is very dependent upon its audience ratings and share of the overall advertising revenue within its markets. Our stations compete for audiences and advertising revenue directly with other radio and television stations, and some of the owners of those competing stations have much more money than we do. Our stations also compete with other media such as cable television, newspapers, magazines, direct mail, compact discs, music videos, the Internet and outdoor advertising. Although we believe that each of our stations can compete effectively in its broadcast area, we cannot be sure that any of our stations can keep or increase its current audience ratings or market share. In addition, other stations may change their format or programming to compete directly with our stations for audience and advertisers, or engage in aggressive promotional campaigns. If this happens, the ratings and advertising revenue of our stations could decrease, the promotion and other expenses of our stations could increase, and our stations would have lower broadcast cash flow.

KEY EMPLOYEES

     Our business depends upon certain key employees, including our President. We have employment agreements with our President and certain other key employees, but we are not protected by life insurance on these employees. We also employ several on-air personalities with significant loyal audiences. We generally enter into long-term employment agreements with our key on-air talent, but we cannot be sure that any of these on-air personalities will remain with our company.

CONTROL OF THE COMPANY

     Jeffrey H. Smulyan, the President of the Company, holds shares representing approximately 70% of the outstanding combined voting power of all classes of our common stock. As a result of his voting power, Mr. Smulyan can control the outcome of most matters submitted to a vote of our stockholders, including the election of a majority of the directors.

ABILITY TO SERVICE INDEBTEDNESS

     At August 31, 1998, we had approximately $515.5 million of total debt. In October 1998 we borrowed an additional $77 million to purchase two television and three radio stations. In addition, if our existing lending agreements permit it, we may borrow additional money from time to time to finance purchases or for other corporate purposes.

     The amount of our debt could have important consequences to our stockholders. We may need to dedicate broadcast cash flow to pay interest and principal on our debt. Future acquisitions or capital expenditures could be restricted. As a consequence of our level of debt, we will also be more vulnerable to economic downturns or competition. Some of our competitors currently have less debt than we do on a percentage basis and may be much more flexible in their operations and borrowing ability than we are. We expect that we will have enough revenue to meet our operating expenses and to make principal and interest payments to our lenders when they are due. If we are unable to make required principal and interest payments, however, we will be forced to change our business strategy. We may need to reduce or delay capital expenditures, sell assets, restructure or refinance our debt or sell additional stock. We cannot be sure that we could use any of these strategies, and if we did use them, they might have negative effects on the value of the Class A Common Stock.

NEW TECHNOLOGIES

     New media technologies are being introduced to compete with the broadcasting industry. Some of these new technologies are as follows:

     - Direct broadcast satellite systems, which provide programming on a subscription basis to people with a satellite signal receiving dish and decoder equipment. These systems claim to provide high picture and sound quality. They do not usually provide the signals of traditional over-the-air broadcast stations, and thus are generally restricted to providing cable-oriented and premium services.

     - Digital audio broadcasting and satellite digital audio radio service, which provide for the delivery of multiple new, high quality audio programming formats to local and national audiences.

     - Digital television, which will provide additional channels to television broadcasters which can be used for multiple standard definition program channels, data transfer and other services as well as digital video programming. Under current rules of the FCC, our television stations will be required to broadcast a digital signal by May 2001 and then return their analog channel to the FCC.

We cannot predict at this time the effect, if any, that any of these new technologies may have on the radio or television broadcasting industry. However, our costs to convert our television stations to digital television will be significant, and we cannot predict whether or when there will be any consumer demand for digital television services.

UNITED STATES BROADCASTING INDUSTRY SUBJECT TO FEDERAL REGULATION

     The broadcasting industry in the United States is subject to extensive and changing regulation by the FCC. Among other things, the FCC is responsible for the following:

     - Assigning frequency bands for broadcasting

     - Determining the particular frequencies, locations and operating power of stations

     - Issuing, renewing, revoking and modifying station licenses

     - Determining whether to approve changes in ownership or control of station licenses

     - Regulating equipment used by stations

     - Adopting and implementing regulations and policies that directly affect the ownership, operation and employment practices of stations.

The FCC has the power to impose penalties for violation of its rules or the applicable statutes. In particular, our business will be dependent upon continuing to hold broadcasting licenses from the FCC that are issued for terms of up to eight years. While in the vast majority of cases these licenses are renewed by the FCC, we cannot be sure that any of our United States stations' licenses will be renewed at their expiration date. If our licenses are renewed, we cannot be sure that the FCC will not impose conditions or qualifications that could cause problems in our business.

     Although a recent amendment to the law loosened or eliminated many restrictions on ownership of radio and television stations in the United States, we are still restricted from owning more than a certain number of stations in any United States market. This restriction, as well as rules which could "attribute" ownership of broadcast properties by other persons to us because those persons are associated with us, may limit our ability to purchase stations we would otherwise wish to buy.

     The law also restricts the ability of non-U.S. persons to own our voting capital stock and to participate in our affairs. Our articles of incorporation contain provisions which permit restrictions on the ownership, voting and transfer of our capital stock in accordance with the law.

INTERNATIONAL BUSINESS RISKS

     We currently operate a national radio station in Hungary, and we intend to pursue opportunities to buy broadcasting properties in other foreign countries. The risks of doing business in foreign countries include the following:

     - Changing regulatory or taxation policies

     - Currency exchange risks

     - Changes in diplomatic relations or hostility from local populations

     - The risk that our property could be taken by the government, or that our ability to transfer our property or earnings out of the foreign country will be restricted

     - Potential instability of foreign governments, which might result in losses against which we are not insured

Although we will try to evaluate the risks before we purchase a station in a foreign country, we cannot be sure whether any of these risks will have an effect on our business in the future.

                                  THE COMPANY

     We are a diversified media company with radio broadcasting, television broadcasting and magazine publishing operations. In 1997 we ranked as the eighth largest radio broadcaster in the United States based on both total number of listeners and total revenue. The thirteen FM radio stations and three AM radio stations we own in the United States as of November 30, 1998 serve the nation's three largest radio markets of New York City, Los Angeles and Chicago, as well as St. Louis, Indianapolis and Terre Haute, Indiana. Our television stations are located in New Orleans, Louisiana, Mobile, Alabama, Green Bay, Wisconsin, Honolulu, Hawaii, Fort Myers, Florida and Terre Haute, Indiana. These stations include two television stations (WFTX-TV, Ft. Myers, Florida and WTHI-TV, Terre Haute, Indiana) and three radio stations (WTHI-AM, WTHI-FM and WWVR-FM, Terre Haute, Indiana) as to which we completed our acquisition from Wabash Valley Broadcasting Corporation effective October 1, 1998.

     Our overall strategy is to acquire underdeveloped media properties in desirable markets and then to create value for our shareholders by developing those properties to increase their cash flow. We have successfully implemented this strategy with radio broadcasting stations and with city magazines. We believe that we will be able to utilize our expertise in broadcast operations, programming and advertising sales in applying this strategy to our television stations as well.

     We also operate a national radio station in Hungary and news and agriculture information networks in Indiana, publish Indianapolis Monthly, Atlanta, Cincinnati and Texas Monthly magazines and engage in various businesses associated with our broadcasting business, such as consulting and broadcast tower leasing.

     Our principal executive offices are located at One Emmis Plaza, 7th Floor, 40 Monument Circle, Indianapolis, Indiana 46204. Our telephone number is (317) 266-0100.

                                USE OF PROCEEDS

     We will not realize any proceeds from the sale of the Class A Common Stock by the selling shareholders.

                      RESTRICTIONS ON OWNERSHIP OF SHARES

     Our articles of incorporation restrict the ownership, voting and transfer of our capital stock, including the Class A Common Stock in accordance with the Communications Act of 1934 and the rules of the FCC. Our articles of incorporation prohibit ownership by aliens (as defined in the Communications Act of 1934) or by corporations otherwise subject to domination or control by aliens of more than 25% of our outstanding capital stock (or more than 25% of the voting rights it represents). The articles of incorporation authorize our Board of Directors to prohibit any transfer of our capital stock that would cause us to violate this prohibition. In addition, the articles of incorporation provide we can redeem shares of our capital stock determined by the Board of Directors to be beneficially owned by an alien to the extent necessary, in the judgment of the Board of Directors, to comply with the law's alien ownership restrictions. The articles of incorporation also authorize the Board of Directors to adopt any provisions it deems necessary to enforce the alien ownership restrictions.

                              SELLING SHAREHOLDERS

     The selling shareholders may take title to the pledged shares of Class A Common Stock if we fail to pay our promissory note to them when it is due. The following table provides the names of the selling shareholders and the number of pledged shares each of them may take title to and may offer to sell. Because the selling shareholders may or may not take title to the pledged shares and may or may not sell any pledged shares that they do take title to, we cannot estimate the total number of pledged shares that will be offered for sale or the total number of shares of Class A Common Stock that will be owned by each selling shareholder after the completion of any offering.

                                                               MAXIMUM NUMBER OF
                        NAME(1)                              PLEDGED SHARES OFFERED
                        -------                             ------------------------
FTS Investments, Inc....................................           1,080,000
                                                                   ---------
Total...................................................           1,080,000
                                                                   =========

-------------------------
(1) Selling shareholders that are entities may distribute pledged shares to their equity owners or transfer them to affiliates prior to sale under this prospectus. As indicated in "Plan of Distribution," donees or pledgees may also become selling shareholders if they receive pledged shares. Any such persons will be identified by a supplement to this prospectus.

                                PLAN OF DISTRIBUTION

     This prospectus relates to the offer and sale from time to time of pledged shares by persons who have received or will receive pledged shares without registration. We have registered the pledged shares for sale to provide the selling shareholders with freely tradeable securities in the event they take title to the pledged shares pursuant to our pledge, but registration of these shares does not necessarily mean that all or any of them will be offered or sold by the selling shareholders. We will not receive any proceeds from the offering by the selling shareholders.

     The Class A Common Stock is traded on the NASDAQ National Market System.

     We expect to incur expenses of approximately $25,000 in connection with this offering, consisting of registration fees, professional fees and expenses and miscellaneous expenses.

     As used in this prospectus, "selling shareholders" includes donees and pledgees selling shares received from a named selling shareholder after the date of this prospectus. We will pay all costs, expenses and fees in connection with the registration of these shares. The selling shareholders will pay brokerage commissions and similar selling expenses, if any, attributable to the sale of their shares. Selling shareholders may sell pledged shares from time to time in one or more types of transactions (which may include block transactions) through the NASDAQ National Market System, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the pledged shares, through short sales of pledged shares, or a combination of these methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is any underwriter or coordinating broker acting in connection with any proposed sale of pledged shares by the selling shareholders.

     The selling shareholders may effect sales by selling pledged shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Any such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of pledged shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. Any such compensation paid to a particular broker-dealer might be in excess of customary commissions.

     The selling shareholders and any broker-dealers that act in connection with the sale of pledged shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commissions received by any such broker-dealers and any profit on the resale of the pledged shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the pledged shares against certain liabilities, including liabilities arising under the Securities Act.

     Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     Selling shareholders also may resell all or a portion of the pledged shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule.

     If we are notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of pledged shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of pledged shares involved,
(iii) the price at which the pledged shares were sold, (iv) the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable, (v) that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, if we are notified by a selling shareholder that a donee or pledgee intends to sell more than 500 pledged shares, a supplement to this prospectus will be filed.

                                 LEGAL OPINIONS

     The legality of the securities offered hereby is being passed upon for us by Bose McKinney & Evans, Indianapolis, Indiana. Ronald E. Elberger, a partner in Bose McKinney & Evans, is an officer of Emmis Communications Corporation.

                                    EXPERTS

     The audited consolidated financial statements and schedule of Emmis Communications Corporation and Subsidiaries as of February 28, 1997 and 1998 and for each of the three years in the period ended February 28, 1998, incorporated by reference in this prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

     The audited financial statements of Tribune New York Radio, Inc. as of December 29, 1996 and December 28, 1997 and for each of the two years in the period ended December 28, 1997 incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

     The audited combined financial statements of SF Broadcasting of Wisconsin, Inc. and SF Multistations, Inc. and Subsidiaries as of December 29, 1996 and December 28, 1997 and for each of the three years in the period ended December 28, 1997, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as indicated in their report with respect thereto incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

     With respect to the unaudited interim financial information for the periods ended May 31, 1998 and 1997, and August 31, 1998 and 1997, incorporated by reference herein, Arthur Andersen LLP, independent public accountants, has applied limited procedures in accordance with professional standards for a review of that information. However, their separate reports included in the Company's quarterly reports on Form 10-Q of the three months ended May 31, 1998 and the three months and six months ended August 31, 1998, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration Fee...........................................    $10,100
Professional Fees and Expenses.............................     10,000
Miscellaneous..............................................      4,900
                                                               -------
     Total.................................................    $25,000
                                                               =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Emmis Communications Corporation (the "Company") is an Indiana corporation. Chapter 37 of The Indiana Business Corporation Law (the "IBCL") requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The Company's Articles of Incorporation do not contain any provision prohibiting such indemnification. The Company's Amended and Restated Articles of Incorporation expressly require such indemnification.

     The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person was a director, officer, employee or agent of the corporation or its subsidiary against liability incurred in the proceeding if (i) the individual's conduct was in good faith and (ii) the individual reasonably believed (A) in the case of conduct in the individual's official capacity with the corporation that the conduct was in the corporation's best interests and (B) in all other cases that the individual's conduct was at least not opposed to the corporation's best interests and (iii) in the case of a criminal proceeding, the individual either
(A) had reasonable cause to believe the individual's conduct was lawful or (B) had no reasonable cause to believe the individual's conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

     The Company's Amended and Restated Articles of Incorporation generally provide that any director or officer of the Company or any person who is serving at the request of the Company as a director, officer, employee or agent of another entity shall be indemnified and held harmless by the Company to the fullest extent authorized by the IBCL. The Amended and Restated Articles of Incorporation also provide such persons with certain rights to be paid by the Company the expenses incurred in defending proceedings in advance of their final disposition and authorize the Company to maintain insurance to protect itself and any director, officer, employee or agent of the Company or any person who is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another entity against expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Amended and Restated Articles of Incorporation.

ITEM 16. EXHIBITS.

     The following exhibits are filed with this Registration Statement:

3.1     Amended and Restated Articles of Incorporation of Emmis
        Communications Corporation, as amended, incorporated by
        reference to Exhibit 2.3 to the Company's Registration
        Statement on Form S-1, File No. 33-73218, as amended, and to
        Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q
        for the quarter ended August 31, 1998.
3.2     Amended and Restated Bylaws of Emmis Communications
        Corporation, as amended, incorporated by reference to
        Exhibit 2.4 to the Company's Quarterly Report on Form 10-Q
        for the quarter ended May 31, 1995, and to Exhibit 3.2 to
        the Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1998.
5       Opinion and consent of Bose McKinney & Evans regarding the legality of the securities being registered.
15      Letter re unaudited interim financial information.
23.1    Consents of Arthur Andersen LLP.
23.2    Consent of Ernst & Young LLP.
24      Powers of Attorney.

ITEM 17. UNDERTAKINGS.

     A. The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the
                 Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the
                 Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 to Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (A)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on December 4, 1998.

                                          EMMIS COMMUNICATIONS CORPORATION

                                          By:     /s/ HOWARD L. SCHROTT
                                             -----------------------------------
                                          Howard L. Schrott
                                          Executive Vice President,
                                          Chief Financial Officer and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on December 4, 1998, by the following persons in the capacities indicated.

                SIGNATURE                                         TITLE
                ---------                                         -----

JEFFREY H. SMULYAN*                           Director and Chairman of the Board (Principal
------------------------------------------    Executive Officer)
Jeffrey H. Smulyan

DOYLE L. ROSE*                                Director and Radio Division President
------------------------------------------
Doyle L. Rose

SUSAN B. BAYH*                                Director
------------------------------------------
Susan B. Bayh

GARY L. KASEFF*                               Director
------------------------------------------
Gary L. Kaseff

RICHARD A. LEVENTHAL*                         Director
------------------------------------------
Richard A. Leventhal

GREG NATHANSON*                               Director
------------------------------------------
Greg Nathanson

FRANK V. SICA*                                Director
------------------------------------------
Frank V. Sica

LAWRENCE B. SORREL*                           Director
------------------------------------------
Lawrence B. Sorrel

/s/ HOWARD L. SCHROTT                         Executive Vice President, Chief Financial
------------------------------------------    Officer and Treasurer (Principal Financial
Howard L. Schrott                             Officer and Principal Accounting Officer)

*By: /s/ HOWARD L. SCHROTT
------------------------------------------
     Howard L. Schrott
     Attorney-in-Fact